			EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$118,877	$276,348
Interest and other charges, before reduction for amounts capitalized
and deferred	195,588	181,066
Provision for income taxes	53,863	187,024
Interest element of rentals charged to income (a)	42,095	58,344

Earnings as defined	$410,423	$702,782

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$195,588	$181,066
Interest element of rentals charged to income (a)	42,095	58,344

Fixed charges as defined	$237,683	$239,410

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.73	2.94

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$11,502	$43,909
Interest and other charges, before reduction for amounts capitalized
and deferred	23,287	17,641
Provision for income taxes	4,005	26,873
Interest element of rentals charged to income (a)	18,028	19,191

Earnings as defined	$56,822	$107,614

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$23,287	$17,641
Interest element of rentals charged to income (a)	18,028	19,191

Fixed charges as defined	$41,315	$36,832

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.38	2.92

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009 (b)	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$(105,858)	$57,851
Interest and other charges, before reduction for amounts capitalized
and deferred	33,322	32,520
Provision for income taxes	(61,506)	30,326
Interest element of rentals charged to income (a)	428	474

Earnings as defined	$(133,614)	$121,171

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$33,322	$32,520
Interest element of rentals charged to income (a)	428	474

Fixed charges as defined	$33,750	$32,994

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	(3.96)	3.67

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

(b) The earnings as defined in 2009 would need to increase $167,364,000 for the fixed charge ratio to be 1.0.

			EXHIBIT 12

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$990	$17,015
Interest and other charges, before reduction for amounts capitalized
and deferred	5,533	6,035
Provision for income taxes	(109)	8,088
Interest element of rentals charged to income (a)	8,915	9,508

Earnings as defined	$15,329	$40,646

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$5,533	$6,035
Interest element of rentals charged to income (a)	8,915	9,508

Fixed charges as defined	$14,448	$15,543

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	1.06	2.62

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$27,558	$33,954
Interest and other charges, before reduction for amounts capitalized
and deferred	29,209	26,432
Provision for income taxes	22,551	28,403
Interest element of rentals charged to income (a)	1,943	2,074

Earnings as defined	$81,261	$90,863

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$29,209	$26,432
Interest element of rentals charged to income (a)	1,943	2,074

Fixed charges as defined	$31,152	$28,506

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.61	3.19

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$16,622	$22,235
Interest and other charges, before reduction for amounts capitalized
and deferred	13,359	11,672
Provision for income taxes	11,735	16,675
Interest element of rentals charged to income (a)	507	535

Earnings as defined	$42,223	$51,117

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$13,359	$11,672
Interest element of rentals charged to income (a)	507	535

Fixed charges as defined	$13,866	$12,207

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.05	4.19

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2009	2008
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$18,690	$21,392
Interest and other charges, before reduction for amounts capitalized
and deferred	13,233	15,322
Provision for income taxes	13,122	18,279
Interest element of rentals charged to income (a)	729	904

Earnings as defined	$45,774	$55,897

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$13,233	$15,322
Interest element of rentals charged to income (a)	729	904

Fixed charges as defined	$13,962	$16,226

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.28	3.44

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.